SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                                 Current Report

         Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report: May 14, 1997



                      CORNERSTONE REALTY INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)

  VIRGINIA                    0-23954                54-1589139
(State of                  (Commission             (IRS Employer
incorporation)             File Number)          Identification No.)


         306 East Main Street
         Richmond, Virginia                       23219
         (Address of principal                  (Zip Code)
          executive offices)



               Registrant's telephone number, including area code:
                                 (804) 643-1761



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                      CORNERSTONE REALTY INCOME TRUST, INC.

                                    FORM 8-K

                                      Index



Item 2.  Acquisition or Disposition of Assets


Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits

         a. Independent Auditors' Report
            (Charleston Place Apartments)

            Historical Statement of Income and
            Direct Operating Expenses
            (Charleston Place Apartments)

            Note to Historical Statement of
            Income and Direct Operating
            Expenses (Charleston Place Apartments)

         b. Independent Auditors' Report
            (Dunwoody Springs Apartments)*

            Historical Statement of Income and
            Direct Operating Expenses
            (Dunwoody Springs Apartments)*

            Note to Historical Statement of
            Income and Direct Operating
            Expenses (Dunwoody Springs Apartments)*

         c. Pro Forma Statement of Operations for the Six Months ended June 30, 1997
            (unaudited)*

            Pro Forma Balance Sheet as of
            June 30, 1997 (unaudited)*

            Pro Forma Statement of Operations
            for the Year ended December 31, 1996
            (unaudited)*





* To be filed by amendment.
                                        2

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         d. Exhibits

            10.1     Purchase Contract for Charleston Place Apartments

            10.2     Purchase Contract for Dunwoody Springs Apartments

            23.1     Consent of Independent Auditors

            23.2     Consent of Independent Auditors*



* To be filed by amendment.
                                        3

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Item 2.  Acquisition or Disposition of Assets

                           CHARLESTON PLACE APARTMENTS
                            Charlotte, North Carolina


         On May 14, 1997, the Company purchased the Summit Charleston Apartments, a 214-unit apartment complex located at 1700 Charleston Place Lane, Charlotte, North Carolina (the "Property"). The Company has renamed the Property the "Charleston Place Apartments."

         The Company purchased the Property from a seller unaffiliated with the Company and its affiliates. The purchase price was $9,475,000, all of which was borrowed by the Company under the Company's unsecured line of credit. Title to the Property was conveyed to the Company by limited warranty deed.

         Location. The Property is located in the southeastern part of Charlotte, North Carolina, within Mecklenburg County. The following information is based in part upon information provided by the greater Charlotte Chamber of Commerce.

         Based in part upon its fast rate of growth and a diversified economy, Charlotte has in recent years come to national attention as an attractive location for business and residential growth. According to the August 1995, Site Selection magazine, Charlotte's corporate popularity ranked second nationally only to Dallas during the period between 1990 and 1994, being the site of 474 significant new and expanded facilities.

         Charlotte has developed into a major financial, distribution and transportation center, with a metropolitan population of approximately 1.3 million and a population of approximately 5.6 million within a 100-mile radius. Charlotte's growth is also attributable to its favorable year-round climate, a moderate cost of living, excellent quality of life, educated work force, probusiness political climate, extensive transportation network, and strategic geographic location.

         According to the Charlotte Chamber of Commerce, during the first six months of 1995, approximately 530 firms announced new or expanded businesses which will provide approximately 6,200 new jobs in the area. Charlotte is home to major offices of more than 225 of the Fortune 500 industrial firms and approximately 300 of the Fortune 500 service firms.

         Charlotte is the leading financial center of the Southeast, serving as corporate headquarters to NationsBank and First Union, with assets of approximately $170 billion and $124 billion, respectively. The growth of Charlotte's banking and financial communities has had a positive effect on the growth of its

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supporting industries, such as insurance, accounting, legal services, and real estate.

         The city of Charlotte is located near the border of North Carolina and South Carolina within Mecklenburg County. It is located at the intersection of Interstates 77 and 85, the major north/south and each/west thoroughfares in the region, which provide convenient access to all other regional areas.

         The Property is located on Monroe Road adjacent to McAlpine Greenway Park. The immediate area surrounding the Property consists of commercial and retail development, other multi-family housing, and single family housing. The Property is in close proximity to several major employment centers, including the McAlpine Business Center, Crownpoint Business Center, Matthews Township and the Charlotte central business district. The Property has ready access to shopping, dining and entertainment and to the Charlotte/Douglass International Airport.

         Description of the Property. The Property consists of 214 garden style apartment units in 11 two- and three-story buildings on approximately 15 acres of land. The Property was built in 1986.

         The Company believes that the Property is generally in very good condition and has been well maintained. The Company has budgeted approximately $107,000 for certain improvements, including renovation of the clubhouse and painting.

         The Property offers five unit types. The unit mix and rents currently being charged new tenants are as follows:



                                                  Approximate
                                                Interior Square      Monthly
Quantity                 Type                       Footage          Rental
--------                 ----                       -------          ------
31                  One bedroom/one bath              550          $530-$560
31                  One bedroom/one bath              650           550-580
31                  One bedroom/one bath              710           600-635
31                  One bedroom/one
                    bath/den                          815           660-690
90                  Two bedrooms/two                  977           690-750
                    baths

         The variation in monthly rental among units is based upon floor level and amenities such as washer/dryer connections,

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fireplace, picture windows, vaulted ceilings and built-in
shelving.

         The apartments provide a combined total of approximately 172,000 square feet of net rentable area.

         Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bath apartment unit (710 square feet) rented for $385 in 1992, $441 in 1993, $505 in 1994, $540 in 1995 and $550 in 1996. The
average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995 and 1996 was $6.04, $6.91, $7.92, $8.47 and $8.62, respectively.

         The buildings are wood-frame construction on concrete slabs. Exteriors are a combination of brick veneer and vinyl siding. The buildings have pitched roofs covered with gabled fiberglass shingles over pre-engineered roof trusses.

         Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each apartment unit also includes miniblinds, vertical blinds, pantry and linen space and outside storage. Each kitchen has a refrigerator/freezer with icemaker, electric range and oven, microwave, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their electricity, which includes air conditioning, heating, cooking, hot water and lights.

         The Property has an outdoor swimming pool, a lighted tennis court, an exercise/fitness center overlooking the swimming pool, a sand volleyball court, two gazebos with gas grills and picnic areas, a laundry room, and a car care area. The Property also has winding walkways with access to McAlpine Greenway Park. The Property has a large clubhouse/leasing office with an entertainment area, fully-equipped kitchen, library and fireplace. There is ample paved parking for tenants.

         There are at least five apartment properties in the area that compete with the Property. All offer similar amenities and have rents that generally are comparable to those of the Property. Based on a recent telephone survey, the Company estimates that occupancy in nearby competing properties now averages approximately 92%.

         According to information provided by the seller, physical occupancy at the Property averaged approximately 92% in 1992, 94% in 1993, 94% in 1994, 95% in 1995 and 94% in 1996. On May 5, 1997, the Property was 93% occupied.

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         Most of the tenants at the Property are white-collar workers.

         The combined 1996 real estate tax rate imposed on the Property by the City of Charlotte and Mecklenburg County was $1.2550. The assessed value was $6,215,720. The taxes were calculated as $85,069 (including a solid waste tax of $7,062).

         The basis of the depreciable residential real property portion of the Property (currently estimated at about $5,238,890) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

         Material Factors Considered in Assessing the Property. The factors considered by the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

         1. The Company believes that the Charlotte, North Carolina area will experience continued strong economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

         2. Based upon an engineering report and its own inspections, the Company believes that the Property is in very good condition.

         3. The Property is conveniently located and proximate to major employers and shopping.

         4. The Company is very familiar with the Charlotte rental market. The Company already owns several other apartment complexes in the Charlotte area, which may provide certain economies and efficiency in operation.

         The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be indicative of future operating results.

                           DUNWOODY SPRINGS APARTMENTS
                                Dunwoody, Georgia


         On July 25, 1997, the Company purchased the Dunwoody Springs Apartments, a 350-unit apartment complex located at 8800 Dunwoody Place, Dunwoody, Georgia (the "Property").

         The Company purchased the Property from a seller unaffiliated with the Company and its affiliates. The purchase price was $15,200,000, all of which was borrowed by the Company under the Company's unsecured line of credit. Title to the Property was conveyed to the Company by limited warranty deed.

         Location. The Property is in Dunwoody, Fulton County, just north of Atlanta, Georgia. The following information is based in part upon information provided by the greater Atlanta Chamber of Commerce.

         The economy of the greater Atlanta area is diverse, and includes as significant sectors manufacturing, transportation, distribution, retailing, wholesaling, finance, government, research, education and medicine. More than 80% of the Fortune 500 industrial companies and over 1,800 local manufacturing firms have operations in the area. Atlanta is the national headquarters of Coca-Cola, Cable News Network, Delta Air Lines, United Parcel Service, Home Depot and Holiday Inn Worldwide. The city is also headquarters for the Sixth District Federal Reserve Bank.

         The convention and visitor trade is also one of Atlanta's primary industries and has an important impact on the overall economy of the city. Atlanta's hosting of the 1996 Centennial Olympic Games furthered its visibility as an important city internationally.

         Atlanta sits at the junction of three major Interstate Highways (I-20, I-75 and I-85), and I-285 (Perimeter Highway) encircles the city. There are several airports in the area, but the principal airport is Hartsfield-Atlanta International Airport, which had over 60,000 flights and over 4.5 million passengers in 1994. Atlanta also has a rapid rail transit system (known as the Metropolitan Atlanta Rapid Transit Authority, or "MARTA").

         Fulton County is the most densely developed and populated county in the metropolitan Atlanta area. With nearly 40% of the total number of jobs in the greater metropolitan area, the county also has the largest employment base, with downtown, midtown, Buckhead and Perimeter Center office districts all located in Fulton County.

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         The 1996 population of Fulton County was approximately 745,000. The
Atlanta Regional Commission projects that Fulton County's population will reach approximately 773,500 by 2005, and the County's current employment base of approximately 616,000 is projected to increase by approximately 8,000 jobs annually over the next ten years. Since 1980, county-wide employment has increased by an average of approximately 11,000 jobs per year.

         The Property is located on Dunwoody Place off of Northridge Road. The immediate area surrounding the Property consists of other multi-family and single-family housing, and commercial and retail development. The Property is located at the apex of metropolitan Atlanta's largest and fastest growing commercial area, the Perimeter Center/Georgia Highway 400 corridor. The Property is near businesses, major shopping, entertainment, schools and churches.

         The Property is located approximately 16 miles from the Atlanta central business district, approximately five miles north of Interstate 285 and less than one mile from both Georgia Highway 400 and Roswell Road.

         Description of the Property. The Property consists of 350 garden and loft style apartment units in 25 two- and three-story buildings on approximately 33 acres of land. The Property was built in 1981.

         The Company believes that the Property is generally in very good condition and has been well maintained. According to the seller, since October of 1993, the seller has completed approximately $432,000 in capital improvements, including installation of new appliances, roof repairs, paving, concrete repairs, floor covering installation, window treatments and HVAC repair and replacements. In addition, the exterior of the Property was painted in March 1997, which included exterior wood replacement where necessary. The Company has budgeted $612,500 for additional renovations to the Property, including construction of a clubhouse, re-siding of the entire Property and appliance replacements.

         The Property offers eight unit types. The unit mix and rents currently being charged new tenants are as follows:

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                                                Approximate
                                                  Interior        Monthly
     Quantity             Type                 Square Footage      Rental
     --------             ----                 --------------      ------
        56          One bedroom/one bath             544           $545
                    (executive)
        60          One bedroom/one bath             776            600
                    (screened porch)
        68          One bedroom/one bath             972            645
                    (loft)
        80          One bedroom/one bath           1,000            655
                    (sun room)
        20          Two bedrooms/two               1,121            740
                    baths (roommate,
                    screened porch)
        28          Two bedrooms/two               1,254            770
                    baths (screened
                    porch)
        24          Two bedrooms/two               1,308            830
                    baths (den)
        14          Two bedrooms/two               1,400            890
                    baths (sun room)


         The apartments provide a combined total of approximately 331,600 square feet of net rentable area.

         Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have both increased and decreased. As an example, a one-bedroom, one-bath apartment unit (972 square feet) rented for $519 in 1992, $573 in 1993, $584 in 1994, $540 in 1995 and $625 in 1996. The
average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995 and 1996 was $6.71, $7.40, $7.54, $6.97 and $8.07, respectively.

         The buildings are wood-frame construction on concrete slabs, and the exteriors are painted hardboard batten-style siding. Roofs are pitched and covered with composition shingles and have metal gutters and downspouts.

         Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and individually controlled utilities. Each apartment unit, other than the smallest one-bedroom unit, has individually metered utilities. The owner of

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the property supplies cold water, sewer service and trash removal. Each tenant is responsible for his or her own electricity usage, which includes air conditioning and lights, and each tenant also pays for gas usage that provides heat and hot water, except that the owner of the Property is responsible for gas usage in the smallest one-bedroom apartment units, which are in four buildings, each of which is served by one central gas-fired boiler that provides hot water.

         Each unit, except the smallest one-bedroom unit, includes washer/dryer connections for full-sized appliances, mini and vertical blinds and a patio or balcony. There is a wood-burning fireplace in 241 apartment units and certain units include built-in bookshelves, a screened porch or sun room. Each kitchen is equipped with a refrigerator/freezer with icemaker, gas range and oven, dishwasher and garbage disposal.

         The Property has two swimming pools, a sun-deck with dressing rooms and showers, a pool-side cabana, two lighted tennis courts, a park area with gazebo, picnic tables and gas grills, a fitness center, a laundry facility and a car wash area. There is ample paved parking for tenants.

         There are at least seven apartment properties in the area that compete with the Property. All offer similar amenities and have rents that generally are comparable when compared with those of the Property. Based on a recent telephone survey, the Company estimates that occupancy in nearby competing properties now averages approximately 90%.

         According to information provided by the seller, physical occupancy at the Property averaged approximately 93% in 1992, 94% in 1993, 95% in 1994, 94% in 1995, and 96% in 1996. On July 21, 1997, the Property was 95% occupied.

         As of July 1997, approximately 80% of the Property's tenants were single, with an average age of approximately 23. Tenants consist principally of service-level and mid-management level employees of local businesses, including MCI and Coca-Cola. The average household income is approximately $32,000.

         For 1996, Fulton County specified an assessed value for the Property equal to $11,797,800. The taxable value is equal to 40% of the assessed value, or $4,719,120. The tax rate was $0.04028, and the total real estate taxes were calculated as $190,086.

         The basis of the depreciable residential real property portion of the Property (currently estimated at about $8,970,500) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Property on repairs and

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improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

         Material Factors Considered in Assessing the Property. The factors considered by the Company to be relevant in evaluating the Property for acquisition by the Company included the following.

         1. The Company believes that the greater Atlanta, Georgia metropolitan area will continue to enjoy steady population increase and steady economic development and that such increase and development will support stable occupancy rates and reasonable increases in rents at the Property. In particular, the Company believes that the Property is located in a particularly desirable part of the Atlanta metropolitan area.

         2. Based upon an engineering report and its own inspections, the Company believes that the Property is in very good condition. The Company particularly believes that the Property benefited from a significant renovation completed by the former owner in 1993, and will similarly benefit from additional renovations to be undertaken by the Company.

         3. The Property has an advantageous location near the Perimeter Center/Georgia Highway 400 corridor, Atlanta's largest and fastest growing commercial area.

         The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be indicative of future operating results.


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                                    ITEM 7.a.


                       [L.P. MARTIN & COMPANY LETTERHEAD]
                             L.P. MARTIN & COMPANY
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS
                              4132 INNSLAKE DRIVE
                              GLEN ALLEN, VA 23060
                             PHONE: (804) 346-2626


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

        We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Summit Charleston Apartments located in Charlotte, North Carolina for the twelve month period ended April 30, 1997. This statement is the responsibility of the management of Summit Charleston Apartments. Our responsibility is to express an opinion on this statement based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

        In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Summit Charleston Apartments (as defined above) for the twelve month period ended April 30, 1997, in conformity with generally accepted accounting principles.


                                              /s/ L.P. Martin & Co., P.C.


Richmond, Virginia
July 18, 1997

                          SUMMIT CHARLESTON APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY

                   TWELVE MONTH PERIOD ENDED APRIL 30, 1997


INCOME
------
  Rental and Other Income                              $1,429,893
                                                       ----------
DIRECT OPERATING EXPENSES
-------------------------
  Administrative and Other                                194,849
  Insurance                                                16,121
  Repairs and Maintenance                                 201,408
  Taxes, Property                                          77,178
  Utilities                                                56,563
                                                         --------

          TOTAL DIRECT OPERATING EXPENSES                 546,119
                                                          -------

          Operating income exclusive of items not
          comparable to the proposed future
          operations of the property                   $  883,774
                                                       ==========






See accompanying notes to the financial statement.

                          SUMMIT CHARLESTON APARTMENTS

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                    TWELVE MONTH PERIOD ENDED APRIL 30, 1997


NOTE 1 - ORGANIZATION
---------------------

Summit Charleston Apartments is a 214 unit garden style apartment complex located on 14.95 acres in Charlotte, North Carolina. The assets comprising the property were owned by an entity unaffiliated with Cornerstone Realty Income Trust, Inc. during the financial statement period. Cornerstone Realty Income Trust, Inc. subsequently purchased the property.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Revenue and Expense Recognition - The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, professional fees and management fees.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Repairs and Maintenance - Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Advertising - Advertising costs are expensed in the period incurred.

                                   ITEM 7.b.*





* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   ITEM 7.c.*



* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Cornerstone Realty Income Trust, Inc.


Date: August 7, 1997                   By:/s/ Stanley J. Olander, Jr.
                                          ---------------------------
                                            Stanley J. Olander, Jr.,
                                            Chief Financial Officer
                                            of Cornerstone Realty
                                            Income Trust, Inc.

                                  EXHIBIT INDEX

                         Cornerstone Realty Income Trust
                           Form 8-K dated May 14, 1997


Exhibit Number           Exhibit                                   Page Number
--------------           -------                                   -----------

  10.1                   Purchase Contract for
                         Charleston Place Apartments
                         Apartments

  10.2                   Purchase Contract for
                         Dunwoody Springs Apartments

  23.1                   Consent of Independent Auditors

  23.2                   Consent of Independent Auditors*



* To be filed by amendment.